Exhibit 99.1
TRUSTEE’S DISTRIBUTION STATEMENT

THE
BANK OF
NEW
YORK
TO THE HOLDERS OF:
Corporate Bond-Backed Certificates
Series 1998-CAT-1
Class A-1 Certificates
CUSIP NUMBER: 219-87H-AQ8

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as trustee submits the following cash basis statement for the period ending:	March 01, 2007

INTEREST ACCOUNT
Balance as of September 01, 2006		$0.00
Scheduled Income received on securities		$961,639.00
Unscheduled Income received on securities		$0.00
Interest Received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$958,639.00
Trustee Fees	$2,250.00
Fees allocated for third party expenses	$750.00
Balance as of March 01, 2007	Subtotal	$0.00

PRINCIPAL ACCOUNT
Balance as of September 01, 2006		$0.00
Scheduled Principal payment received on securities		$882,111.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$882,111.00
Distribution to Swap Counterparty	$0.00
Balance as of March 01, 2007	Subtotal	$0.00
	Balance	$0.00
UNDERLYING SECURITIES HELD AS OF: March 01, 2007
$50,000,000 7.375% Debentures
Issued by
CATERPILLAR INC
CUSIP# : 149-123-BE0